Exhibit 4.4.2

Dated                  1 December                    2010

SECONDONE CORP.

THIRDONE CORP.

as joint and several Borrowers

‑and‑

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

as Lender

SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated

26 September 2007 (as amended by a supplemental agreement dated 28 May 2010)

in respect of a loan

facility of (originally) US$24,560,000

WATSON, FARLEY & WILLIAMS

Piraeus

INDEX

Clause		Page
1	DEFINITIONS	1
2	REPRESENTATIONS AND WARRANTIES	2
3	AGREEMENT OF THE LENDER	3
4	CONDITIONS	3
5	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS	5
6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS	6
7	EXPENSES	6
8	NOTICES	6
9	APPLICABLE LAW	6
SECURITY PARTIES’ CONFIRMATION		9

THIS SUPPLEMENTAL AGREEMENT  is dated            1 December                           2010 and made

BETWEEN:

(1)

SECONDONE CORP. (“Secondone”) and THIRDONE CORP. (“Thirdone”), each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as joint and several borrowers (individually a “Borrower” and together, the “Borrowers”); and

(2)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting through its branch at Domshof 17, D-28195 Bremen, Germany as lender (the “Lender”)

IS SUPPLEMENTAL  to a Loan Agreement dated 26 September 2007 (as amended by a supplemental agreement dated 28 May 2010, and as amended and/or supplemented from time to time, the “Loan Agreement”) made between (i) the Borrowers and (ii) the Lender whereby the Lender has made available to the Borrowers a loan facility of (originally) Twenty four million five hundred sixty thousand (US$24,560,000) (the “Loan”) upon the terms and for the purposes therein specified.

WHEREAS pursuant to a request from the Borrowers, and subject to the terms and conditions herein contained, the Lender has agreed to the:

(A)	transfer by Secondone of m.v. “PYXIS ALPHA” from Marshall Islands flag to Maltese flag in its ownership with the new name “NORTHSEA ALPHA”;

(B)	transfer by Thirdone of m.v. “PYXIS BETA” from Marshall Islands flag to Maltese flag in its ownership with the new name “NORTHSEA BETA”; and
(C)	release and discharge of each of the Marshall Islands Mortgages.

NOW THEREFORE IT IS HEREBY AGREED

1	DEFINITIONS
1.1	Words and expressions defined in the Loan Agreement not otherwise defined herein shall have the same meanings when used in this Supplemental Agreement.
1.2	In this Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Deed of Covenant”  means, in respect of each Maltese Mortgage, a deed of covenant collateral thereto, to be executed by the relevant Borrower in favour of the Lender, in such form as the Lender may approve or require, and in the plural means both of them;

“Maltese Mortgage” means, in relation to each Ship, a first priority Maltese mortgage in such form as the Lender may approve or require, and in the plural means both of them;

“Marshall Islands Mortgage”  means, in relation to each Ship, the first preferred Marshall Islands mortgage executed by the relevant Borrower in favour of the Lender, and in the plural means both of them;

“New Finance Documents”  means, together, the Maltese Mortgages and the Deeds of Covenant;

“Secondone Ship”  means the chemical oil tanker of 7,800 metric tons deadweight, currently registered under Marshall Islands flag in the ownership of Secondone with the name “PYXIS ALPHA” which is to be deleted from Marshall Islands flag and registered under Maltese flag in the ownership of Secondone with the new name “NORTHSEA ALPHA”;

“Security Parties’ Confirmation”  means the confirmation set out at the end of this Supplemental Agreement executed or to be executed by the Security Parties;

“Ships”  means, together, the Secondone Ship and the Thirdone Ship and, in the singular, means either of them; and

“Thirdone Ship”  means the chemical oil tanker of 7,800 metric tons deadweight, currently registered under Marshall Islands flag in the ownership of Thirdone with the name “PYXIS BETA” which is to be deleted from Marshall Islands flag and registered under Maltese flag in the ownership of Thirdone with the new name “NORTHSEA BETA”.

1.3

Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations.  Clause headings are inserted for convenience of reference only and shall be ignored in construing this Supplemental Agreement.  References to Clauses are to clauses of this Supplemental Agreement save as may be otherwise expressly provided in this  Supplemental Agreement.

2	REPRESENTATIONS AND WARRANTIES
2.1

Each Borrower hereby represents and warrants to the Lender, as at the date of this Supplemental Agreement, that the representations and warranties set forth in Clause 10 of the Loan Agreement (updated mutatis mutandis to the date of this Supplemental Agreement) are true and correct as if all references therein to “this Agreement” were references to the Loan Agreement as further amended by this Supplemental Agreement.

2.2	Each Borrower hereby further represents and warrants to the Lender that as at the date of this Supplemental Agreement:
(a)

the Borrower is duly incorporated and validly existing and in good standing under the laws of the Republic of the Marshall Islands and has full power to enter into and perform its obligations under this Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)

all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Loan remains outstanding;

(c)

the Borrower has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Supplemental Agreement and such other documents to which it is a party and such documents do or will upon execution thereof constitute the valid and binding obligations of the Borrower enforceable in accordance with their respective terms;

(d)

the execution, delivery and performance of this Supplemental Agreement and all such other documents as contemplated hereby does not and will not, from the date of this  Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Loan remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on Borrower or on any of its property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents) on any of such property or assets; and

(e)

the Borrower has fully disclosed in writing to the Lender all facts which it knows or which it should reasonably know and which are material for disclosure to the Lender in the context of this Supplemental Agreement and all information furnished by the Borrower or on its behalf relating to its business and affairs in connection with this Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3	AGREEMENT OF THE LENDER
3.1

The Lender, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this Supplemental Agreement, hereby agrees with the Borrowers, subject to and upon the terms and conditions of this Supplemental Agreement and in particular, but without limitation, subject to the fulfillment of the conditions precedent set out in Clause 4, to:

(a)	the transfer by Secondone of the Secondone Ship from Marshall Islands flag to Maltese flag in its ownership with the new name “NORTHSEA ALPHA”;
(b)	the transfer by Thirdone of the Thirdone Ship from Marshall Islands flag to Maltese flag in its ownership with the new name “NORTHSEA BETA”; and
(c)	the release of the Marshall Islands Mortgages, currently held by the Lender.
3.2

Each Borrower agrees and confirms that the Loan Agreement and the Finance Documents to which it is a party shall remain in full force and effect and it shall remain liable under the Loan Agreement and the Finance Documents to which it is a party for all obligations and liabilities assumed by it thereunder.

4	CONDITIONS
4.1

The agreements of the Lender contained in Clause 3.1 of this Supplemental Agreement shall all be expressly subject to the condition that the Lender shall have received in form and substance satisfactory to the Lender and its legal advisers the following documents or evidence:

(a)	on or before the date of this Supplemental Agreement:
(i)	evidence that the persons executing this Supplemental Agreement on behalf of each Borrower are duly authorised to execute the same on behalf of that Borrower;
(ii)	a duly executed original of the Security Parties’ Confirmation;
(iii)

certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Supplemental Agreement and the New Finance Documents (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

(iv)	such legal opinions as the Lender may require in respect of the matters contained in this Supplemental Agreement and the New Finance Documents; and
(v)	evidence that the agent referred to in Clause 9.4 has accepted its appointment as agent for service of process under this Supplemental Agreement and the New Finance Documents; and
(b)	on or before the date on which a Ship is transferred to Maltese flag:
(i)

a certificate of an officer of each Borrower thereof confirming the names of all the Directors and Shareholders of that Borrower and having attached thereto true and complete copies of its incorporation and constitutional documents;

(ii)

true and complete copies of the resolutions passed by the Directors and Shareholders of the relevant Borrower authorising and approving the execution of the New Finance Documents and any other document or action to which it is or is to be a party and authorising its directors or other representatives to execute the same on its behalf;

(iii)	the original of any power of attorney issued by the relevant Borrower pursuant to such resolutions aforesaid;
(iv)	evidence that the relevant Ship:
(A)	is registered in the name of the relevant Borrower under the laws and flag of Malta; and
(B)	is insured in accordance with the relevant provisions of the Loan Agreement and the New Finance Documents and all requirements thereof in respect of such insurance have been fulfilled;
(v)	duly executed originals of the New Finance Documents to which the relevant Owner is a party with evidence that:
(A)	a Maltese Mortgage has been registered against the relevant Ship owned by it with first priority in accordance with the laws of Malta;
(B)

any additional or new notices, reflecting the arrangements contemplated by this Supplemental Agreement, required to be given under the relevant Borrower’s General Assignment, have been given and acknowledged in the manner therein provided; and

(C)

save for the charges created by or pursuant to the Maltese Mortgages or the Deeds of Covenant there is no lien, charge or encumbrance of any kind whatsoever on the Ships or their Earnings, Insurances or Requisition Compensation;

(vi)	a certified true copy of the DOC in respect of the relevant Ship;
(vii)

certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Supplemental Agreement and the New Finance Documents (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

(viii)	such legal opinions as the Lender may require in respect of the matters contained in this Supplemental Agreement and the New Finance Documents; and
(ix)	evidence that the agent referred to in Clause 9.4 has accepted its appointment as agent for service of process under this Supplemental Agreement and the New Finance Documents.
(c)	within 5 days following the date of transfer of a Ship to Maltese flag:
(i)	certified true copies of the SMC and the International Ship Security Certificate under the ISPS Code in respect of the relevant Ship; and
(ii)

a certified true copy of the new class attestation certificate issued by Bureau Veritas, reflecting the new name and flag of the relevant Ship and confirming her class free of all overdue recommendations and conditions.

5	VARIATIONS TO LOAN AGREEMENT and finance documents
5.1

In consideration of the agreement of the Lender contained in Clause 3.1 of this  Supplemental Agreement the Borrower hereby agrees with the Lender that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented as follows:

(a)

by deleting the definitions of “Secondone Ship” and “Thirdone Ship” in clause 1.1 thereof and replacing them with the definitions of “Secondone Ship” and “Thirdone Ship” set out in Clause 1.2 of this Supplemental Agreement;

(b)	by deleting the definitions of “Approved Flag” in clause 1.1 thereof and replacing it with the following:

““Approved Flag”  means, in relation to each Ship, Malta, or such flag as the Lender may approve as the flag on which that Ship shall be registered;”;

(c)	by deleting the definition of “Approved Flag State” in clause 1.1 thereof and replacing it with the following:

““Approved Flag State”  means, in relation to each Ship, Malta, or any country in which the Lender may approve that such Ship is registered;”;

(d)	by including in clause 1.1 thereof, the definition of “Deed of Covenant” as set out in Clause 1.2 of this Supplemental Agreement;
(e)	by including in the definition of “Finance Documents” in clause 1.1 thereof the Deed of Covenant;
(f)	by construing all references therein to the “Mortgages” as being references to the Maltese Mortgages (as the case may be) set out in this Supplemental Agreement;
(g)

by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement as the same is amended and supplemented by this Supplemental Agreement and as the same may from time to time be further supplemented and/or amended”; and

(h)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

5.2

Amendments to Finance Documents.  With effect on and from the date of this  Supplemental Agreement each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)

the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Supplemental Agreement; and

(b)

by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Supplemental Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this Supplemental Agreement.
6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS
6.1

Save for the alterations to the Loan Agreement made or to be made pursuant to this Supplemental Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Supplemental Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the security Documents shall continue and remain valid and enforceable.

7	EXPENSES
7.1

Each Borrower agrees to pay to the Lender upon demand and from time to time all costs, charges and expenses (including legal fees) incurred by the Lender in connection with the preparation, negotiation, execution and (if required) registration or preservation of rights under the enforcement or attempted enforcement of the Loan Agreement, this Supplemental Agreement and the Finance Documents or otherwise in connection with the Loan or any part thereof.  Without prejudice to the foregoing, each Borrower hereby irrevocably authorises the Lender to debit any of the Accounts with the amount necessary to settle the Lender’s lawyers’ legal fees and disbursements.

8	NOTICES
8.1	The provisions of Clause 28 (Notices and other matters) of the Loan Agreement shall apply to this Supplemental Agreement as if the same were set out herein in full.
9	APPLICABLE LAW
9.1	This Supplemental Agreement and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.
9.2	Subject to Clause 9.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Supplemental Agreement.

9.3	Clause 9.2 is for the exclusive benefit of the Lender which reserves the right:
(a)

to commence proceedings in relation to any matter which arises out of or in connection with this Supplemental Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrowers shall not commence any proceedings in any country other than England in relation to a matter or any non-contractual obligation which arises out of or in connection with this Supplemental Agreement.

9.4

Each Borrower irrevocably appoints WFW Legal Services Limited presently at 15 Appold Street, London EC2A 2HB, England for the time being to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Supplemental Agreement.

9.5

Nothing in this Clause 9 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

9.6	In this Clause 9, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

IN WITNESS WHEREOF  the parties hereto have caused this Supplemental Agreement to be duly executed the day and year first above written.

BORROWERS

SIGNED by Alexandra Tatgia	)	/s/ Alexandra Tatagia
Attorney-in-fact	)
for and on behalf of	)
SECONDONE CORP.	)
in the presence of:	)
/s/ George Macheras

SIGNED by Alexandra Tatgia	)	/s/ Alexandra Tatagia
Attorney-in-fact	)
for and on behalf of	)
THIRDONE CORP.	)
in the presence of:	)
/s/ George Macheras

LENDER

SIGNED by Catriona Henderson	)	/s/ Catriona Henderson
Attorney-in-fact	)
for and on behalf of	)
DEUTSCHE SCHIFFSBANK	)
AKTIENGESELLSCHAFT	)
in the presence of:	)
/s/ George Macheras

Security parties’ confirmation

SIGNED  this      1st        day of                    December                     2010 by the Corporate Guarantor and the Approved Manager each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of the attached Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall be amended as outlined in the Supplemental Agreement and, without limitation, shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

/s/ Valentios Valentis

for and on behalf of
PYXIS MARITIME CORP.
as Corporate Guarantor

/s/ Valentios Valentis

for and on behalf of
PYXIS MARITIME CORP.
as Approved Manager